Exhibit 99.1

December 15th, 2003 Axis Acquisition

current expectations and beliefs results to differ or the negative of Verisity to integrate its existing Verisity’s Verisity ability to integrate and retain Axis’ Verisity’s Verisity, ability to retain Axis’ current customers, predict customer These statements include but are not limited to statements with the ‘s Safe Harbor products with Axis’ products in an efficient and effective manner, potential future Verisity Forward looking statements are based on and are subject to risks and uncertainties that may cause actual materially. words like expect, anticipate, continue to, may, potential, will those terms. In particular, these include the company’s ability to close this transaction in the time projected, or at all, the anticipated benefits to resulting from the transaction, the ability of revenue opportunities to employees, demand due to the continued economic and geopolitical uncertainty and the related effects on customers’ budgets, maintain market leadership position, and predict the timing of significant orders. For discussion of other risks, please refer to the risk factors section of our most recent SEC filings.

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Masksets Design costs Direct 3 3 Astronomical Cost of Failure

Copyright © 2002 0.065 micron 0.09 micron 0.13 micron 0.18 micron 0.25 micron Set cost is for 2nd Year of Production. 0.35 micron 0.5 micron Note: ($K) Mask Sets: Cost of Failure Explodes! 1,500 1,000 500 0 4,000 3,500 3,000 2,500 2,000

IBS, Inc. 2003, Dr. Handel Jones 0.09 micron 0.13 micron 0.18 micron 0.25 micron 0.35 micron ($M) Design: Cost of Failure Sky Rockets! 20 10 0 60 50 40 30

Design Software spin 90nm CPUs, programmable locations costs each market Company! for Multiple multiple subcontractors costs consumer Your Customer’s gates, reconfigurable, people, development mask Bet Real 50M Highly 200 Numerous >$40M >$1M Unforgiving A

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Overview Creation Implementation Design Process—Specification Functional Verification Logic Implementation Physical Implementation

Overview Design Process—Specification Verification Infrastructure Logic Implementation Physical Implementation

1.5B 810M Total Market Oct 31, 2002 = Source: Dataquest EDA Market Trends - 750M 340M VPA Growth Drivers: ESL Verification, Intelligent Testbench, HW-SW Co-verification, Formal Verification + : Growth Drivers “Design Team” Sim/Acceleration/ Emulation 750M 470M Infrastructure Going After a Billion Dollar Market 2006 2003

Sony Sun, year ST, fiscal technology CA. include: last in margins Sunnyvale, $20M gross 1997 customers ‘Semulation’ Details in employees Key Worldwide Founded Approximately 90 Leadership Software-like Headquarters: Axis 3 3 3 3 3 3

Part cash and part stock 30 day waiting period under HSR, other closing conditions Full range of required technologies, languages Broader channel Combining process automation with scalable performance Greatly expands opportunities in target $1.5B market Transaction Highlights Approximately $80M 3 3 Transaction expected to close in Q1 ‘04 Enables Axis & Verisity to provide complete VPA Platform 3 3 3 3

2003 10,000,000 Rapid Complexity Explosion 1998 1,000,000 Gate Count: 100x every 10 Years! 1993 100,000

Design challenge Generation ‘Semulator’ SoC & Systems rd Failure 3 Analysis Emulator Coverage Accelerator Solutions that deliver results vs. only infrastructure Gen Complex ASIC nd Testbench 2 Simulator Debug Gen ASIC st Evolution of Functional Verification Solutions Functional combinations 1 Simulator Millions (HW+SW) Thousands Hundreds

Hz of Emulation technology 10’s Architecture from switch Technology Infrastructure of infrastructure move flip Acceleration Computing simulation to with use” Verification to KHz “ease ‘Semulation’ Axis’ HDL/SysC Simulation Reconfigurable generation capability of Third Unique 100’s Ultimate to Axis’

Productivity Quality Predictability > 10X Closure Automation & Management HW-SW ‘Semulation’ Single Kernel >10X Performance Plug & Play Environment Development Accelerated ‘Semulation’ Verisity’s VPA Single Kernel Addressing Nanometer SoCs & System Verification Requirements Executable Specs & Verification Plan HDL/SysC ‘Semulation’ Axis’ Verification Infrastructure

VM s Multi-Channel Specman/ XoC Single Kernel Block and Chip Level Verification Hi Perf Chip & System Verification HW/SW Co-Verification Total Verification Management Celerator Xtreme Manager e v Single Kernel Specman Elite XSim + Xtreme Celerator Multi-channel/sVM + XoC Manager + above Specman Elite + Xsim e v Synergistic Opportunities Verisity’s VPA Axis’ Infrastructure

Verisity's VPA Platform Elements


XoC
Xtreme
Xsim
Project Level
Chip/ System Level
Unit Level
Module Level
sVM
eVC Repository Consulting
vManager
eVCs
eAnalyzer
e HVL, IEEE P1647
Multi-Channel Specman Elite
eCelerator
Visualization Toolkit
eRM & vAdvisor
Specman Elite
Formal
Multi-level Debug
Coverage & Assertion I/F
Future SystemVerilog Designer Extensions
Process
Verification IP
Adaptable Spec & Envt.
Generation, Checking, Coverage
Analysis/ Debug
Verisity Products
Axis Products
Verisity Partners or Extensions

90000 Verification Productivity (gates/engr man months) 50000 25000 6000 Largest Competitor 4000 2000 Verisity + Axis Solutions: Up to 10X More Productive, 10-1000X More Scaleable # gen constraints 25,000 15,000 500 400 300 200 100 Verification Scalability Cycle/second 200 khz 10khz 100 80 60 40 20

VPA Platform vs. Competition

	Verisity	Cadence	Synopsys	Mentor
Verilog/SV, VHDL, SysC, *e* Sim	✓	✓ No *e*	✓ No *e*	✓ No *e*
Adaptable 'Semulation' to Sim -> Accel -> Emulation	✓	✓ Separate Infrastructure	⊘	✓ Separate Infrastructure
Adaptable Testbench to Sim -> Accel -> Emul -> IC	✓	✓ Fixed Testbench	✓ Fixed Testbench	⊘
VPA Solution from Exec Plan -> Closure Mgmt	✓	⊘	⊘	⊘
HW-SW Co-Verification Solution	✓	⊘	⊘	✓
Proven Productized Methodologies	✓	⊘	⊘	⊘

Verification Defined.
Verification Delivered.

Verisity

‘Semulation’ HW/SW Management 2006 System VPA ‘Platform’2003 – Visualization Multi- Channel System Method 2002 Coverage Recent Announcments Hardware VPA 2000—Reuse VC’s Verisity’s VPA Platform Evolution 1999 Debug 3 Generations of Interdependent Solutions Built Over 7 Years Test Bench Automation 1996—Generation Spec Driven Language

in the overall Gary Smith Chief EDA Analyst Gartner DataQuest December 11, 2003 EETimes Market Analyst Feedback “I’d say this is the top acquisition of the year. This puts Verisity in a commanding position verification picture. It also moves them into position to become one of the major vendors in EDA. They could really become the market leader in ESL design”

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